Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3/A of Pluri Inc. of our report dated September 10, 2026 relating to the financial statements, which appears in Pluri Inc.'s Annual Report on Form 10-K for the year ended June 30, 2026. We also consent to the reference to us under the heading “Experts” in such Amendment No. 1 to the Registration Statement on Form S-3/A.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Haifa, Israel

November 12, 2026